                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          North American Scientific
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]





                                 Notice of 2000
                         Annual Meeting of Stockholders
                               And Proxy Statement





                         NORTH AMERICAN SCIENTIFIC, INC.
                              20200 Sunburst Street
                          Chatsworth, California 91311

                                     [LOGO]

                              20200 SUNBURST STREET
                              CHATSWORTH, CA 91311


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 24, 2000

To the Stockholders of North American Scientific, Inc.:

     The 2000 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") will be held at 10:00 a.m. (local time) on March 24, 2000, at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 for the following purposes:

     1.  To elect five directors to hold office until the 2001 Annual
         Meeting;

     2. To approve the adoption of the Company's 2000 Employee Stock Purchase Plan and the reservation of 300,000 shares of Common Stock for issuance thereunder;

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending October 31, 2000; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on February 7, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

                               By Order of the Board of Directors,


                               /s/ L. Michael Cutrer

                               L. Michael Cutrer
                               PRESIDENT AND CHIEF EXECUTIVE OFFICER

Chatsworth, California
February 21, 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU ATTEND THE MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE MEETING WILL BE COUNTED.

                                     [LOGO]


                             ----------------------

                              20200 SUNBURST STREET
                              CHATSWORTH, CA 91311

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 24, 2000

                                 PROXY STATEMENT



     This Proxy Statement and the accompanying proxy card are furnished to stockholders of North American Scientific, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2000 Annual Meeting of Stockholders to be held at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 at 10:00 a.m. local time, on March 24, 2000 or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended October 31, 1999 are being mailed to stockholders on or about February 21, 2000.

     Stockholders of record at the close of business on February 7, 2000 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 6,836,537 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

     The information contained in this Proxy Statement relating to the occupations and securities holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of February 7, 2000.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

The Board of Directors currently consists of five Directors serving one-year terms. All of the nominees have served as Directors since the last annual meeting. All Directors are elected annually to serve until the next annual meeting. The nominees for election as Directors of the Company are as follows:

IRWIN J. GRUVERMAN, 66, has been Chairman of the Board and a Director of the Company since December 31, 1989. Since 1990, Mr. Gruverman has been General Partner in G&G Diagnostics Limited Partnership II, a venture capital limited partnership. Mr. Gruverman founded and has been the Chief Executive Officer and a director of MFIC Corporation, a company that manufactures process devices for pharmaceutical and other manufacturing uses, since 1982. Mr. Gruverman served as the Executive Vice President of New England Nuclear, a radioactive materials business, during the later years of his tenure from 1961 to 1981. Mr. Gruverman also serves as a director of InVitro International, Inc. and Fiberchem International, Inc.

L. MICHAEL CUTRER, 44, has been the President and Chief Executive Officer and a Director of the Company since November 27, 1989. Prior thereto, Mr. Cutrer was a Manager of Isotope Products Laboratory, Inc., a radioisotope manufacturing company, where he was responsible for industrial product manufacturing, research and development from 1982 to 1989.

LARRY BERKIN, 63, has been a Director of the Company since May 1996, and has been a certified public accountant with Berkin Accountancy Corp., a company he founded in 1968. His practice focuses primarily on management and taxation, including providing advice on operations, finances, investments, negotiations, real estate and taxes.

DR. ALLAN M. GREEN, 55, has been a Director of the Company since May 1996 and has been Vice President, Pharmaceutical/Biomedical Products for ML Strategies, Inc., since 1990. ML Strategies, Inc. is the consulting affiliate of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., of which Dr. Green is of counsel. Dr. Green has formerly served as President of the Biotechnology Data Group in Cambridge, Massachusetts and as a consultant to many major pharmaceutical companies and investors in the pharmaceutical industry. Dr. Green is the author of many scientific papers in biochemistry and drug development. Dr. Green is a director of Neurochem, Inc., Spectral Dimensions, Inc., Select Therapeutics, Inc., Argil Management, Inc. and is Chairman of the Board of Directors and President of Theseus Imaging Corporation.

MICHAEL C. LEE, 49, has been a Director of the Company since May 1996 and has been the President and Chief Executive Officer of Progressive Technology Partners since 1999. Prior thereto, Mr. Lee was the President and Chief Executive Officer of East Coast Food Products, Inc. since 1976. Mr. Lee is a director of Prime Spot Media, Inc.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

                      MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company held four meetings during the fiscal year ended October 31, 1999, and the Board acted once by unanimous written consent. Each member of the Board attended at least 75% of Board and applicable committee meetings thereof on which they served.

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

AUDIT COMMITTEE. The Audit Committee has the principal functions of (i) reviewing the adequacy of the Company's internal system of accounting controls,
(ii) conferring with the independent public accountants concerning the scope and results of the audit, (iii) recommending to the Board of Directors the appointment of independent public accountants, (iv) reviewing related party transactions and (v) considering other appropriate matters regarding the financial affairs of the Company. The current members of the Audit Committee are Messrs. Berkin (Chairman), Lee and Green, none of whom is, or has ever been, an officer or employee of the Company. During the fiscal year ended October 31, 1999, the Audit Committee met on two occasions.

Upon a proposal made by the Audit Committee, the Company's Board of Directors recently adopted an Audit Committee Charter as proposed by the blue ribbon panel convened by the Securities and Exchange Commission. The Audit Committee Charter sets forth the purposes of and general guidance for the proper functioning of the Company's audit committee.

COMPENSATION COMMITTEE. The Compensation Committee, comprised of Messrs. Green (Chairman), Berkin, Lee and Gruverman, the four non-employee Directors, oversees the Company's executive compensation programs and policies and is responsible for determining grants of options to purchase Common Stock under the North American Scientific Inc. Amended and Restated 1996 Stock Option Plan. During the fiscal year ended October 31, 1999, the Compensation Committee met on two occasions.

                            COMPENSATION OF DIRECTORS

All Directors and non-employee officers of the Company are elected annually to serve for a term of one year and until their successors are elected and qualified. Directors who are also employees of the Company or its subsidiaries receive no separate compensation for serving as Directors or as members of any committees of the Board of Directors. Each non-employee director receives $1,250 for each meeting they attend in person, or $625 per meeting if they participate via telephone. Directors may be reimbursed for certain expenses incurred in connection with attending Board meetings. In addition, the Chairman of the Board receives a salary of $5,000 per month. Each non-employee Director receives a non-qualified option to purchase 15,000 shares of the Company's stock upon election/re-election to the Board of Directors.

        PROPOSAL NO. 2 -- APPROVAL OF THE NORTH AMERICAN SCIENTIFIC, INC.
                          2000 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

The Board of Directors believes that is in the best interests of the Company to encourage stock ownership by employees. Accordingly, on September 3, 1999 the Board of Directors of the Company adopted, subject to shareholder approval, the North American Scientific Inc. 2000 Employee Stock Purchase Plan (the "Plan") and authorized the issuance of up to 300,000 shares of Common Stock thereunder. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The text of the Plan is attached as Exhibit A to this Proxy Statement.

PURPOSE

The purpose of the Plan is to provide employees of the Company with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock. The Plan enables eligible employees of the Company to purchase Common Stock on advantageous terms and thereby allows employees to share in the success of the Company.

ELIGIBILITY

Generally, any employee who is employed by the Company for at least six months preceding the beginning date of each offering period, unless (i) the employee owns more than 5% of the Common Stock of the Company or (ii) the employee is customarily employed for less than 20 hours per week or five or fewer months per calendar year, is eligible for participation. Eligible employees desiring to participate in the Plan may elect to do so by completing a payroll deduction authorization form prior to the commencement of an offering period. Under the terms of the Plan, no employee may be granted an option that permits that employee to purchase shares of Common Stock under the Plan and any other Section 423 plans of the Company at a rate which exceeds $25,000 of the fair market value of the Common Stock (determined at the time the option is granted) for each calendar year for which the option is outstanding. An employee who elects to participate will be deemed to have elected to participate for all subsequent offering periods at the same rate of payroll deduction unless and until the employee changes his or her rate of payroll deduction or terminates participation.

MANNER OF STOCK PURCHASES

The Plan is offered in six-month "offering periods" commencing on January 1 and July 1. An eligible employee who elects to participate in the Plan will have payroll deductions made on each payday during the six month period. The amount of the payroll deductions shall be at least 1% and shall not exceed 15% of the employee's compensation. A participant may terminate his or her participation in the Plan at any time during an offering period by giving written notice to the Company. In the event a participant terminates his or her participation in the Plan for any reason, the employee may elect to have all (but not less than all) payroll deductions previously credited to the account paid to the employee, or, alternatively, the employee may elect to stop further payroll deductions, and leave accumulated funds in such employee's account for the purchase of stock at the end of the offering period. If an employee ceases his or her participation in the Plan, the employee will not automatically participate in the next offering period, but will have to re-enroll if the employee desires to once again participate. If the participant ceases to be an employee of the Company for any reason, including retirement or death, the participant will be deemed to have withdrawn from the Plan on the date of his or her termination of employment and all contributions will automatically be returned to the employee. A participant may increase or reduce the rate of his or her payroll deductions once during an offering period or effective as of the commencement of any subsequent offering period.

At the end of each offering period, participant contributions will be used to purchase a number of shares of Common Stock, subject to adjustment, in an amount equal to 85% of the lower of the fair market value of the Common Stock on the first day of such offering period or the last day of such offering period. Any payroll deductions credited to a participant's account during an offering period not used for the purchase of shares will be credited to the participant's payroll deductions for the next offering period. The closing price of the Common Stock on the Nasdaq National Market on February 7, 2000 was $12.625 per share.

ADMINISTRATION

The Plan will be administered by the Board of Directors or by a duly appointed committee of the Board. The Board of Directors has the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan.

AMENDMENT AND TERMINATION OF THE PLAN

Subject to the provisions of Section 423 of the Code, the Board of Directors has the power to amend or terminate the Plan in its sole discretion at any time in any respect, except that any amendment may not retroactively impair or otherwise adversely affect the rights of any person to benefits that have already accrued under the Plan. In addition, no amendment may be made without the approval of the shareholders within 12 months of the adoption of the amendment if the amendment would (i) increase the number of shares issued under the Plan, or (ii) change the class of employees eligible to participate in the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE STOCK PURCHASE PLAN

The federal income tax consequences to the Company and the participants pursuant to the Plan under applicable provisions of the Code and the regulations thereunder are substantially as follows.

Under the Code, the Company is considered to grant participants an "option" on the first day of each offering period to purchase as many shares of Common Stock as the participant will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each offering period, the market price is determined and the participant is considered to have exercised the "option" and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the market price.

The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the Plan (the "Holding Period") is the later of (a) two years after the "option" is granted (the first day of an offering period), or (b) one year after the Common Stock is purchased (the last day of an offering period). Consequently, if the Common Stock is held for the required Holding Period, a participant who sells the shares will realize ordinary income to the extent of the lesser of (1) the amount by which the fair market value of the Common Stock at the time the option was granted exceeded the "option price" or
(2) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the "option price." The "option price" is determined on the date of grant for this purpose and, is therefore equal to 85% of the fair market value of the Common Stock as of the first day of an offering period. Any further gain realized upon the sale will be considered a long-term capital gain. If the sale price is less than the option price, there will be no ordinary income and the participant will have a long-term capital loss with respect to the difference. Generally, the Company will not be entitled to a deduction for federal income tax purposes with respect to the purchase or the subsequent disposition of shares of Common Stock.

When a participant sells Common Stock purchased under the Plan before the expiration of the required Holding Period, the participant will recognize ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. To the extent the participant recognizes ordinary income on the sale of Common Stock, the Company will generally receive a corresponding deduction in the year in which the disposition occurs. Any gain realized in excess of that amount will be taxed as a capital gain. If the sale price is less than the amount paid by the participant, increased by the ordinary income which must be recognized, then any such loss will be a capital loss.

If a participant dies while owning Common Stock acquired under the Plan, ordinary income must be reported on his or her final income tax return. The amount will be the lesser of (1) the amount by which the fair market value of the Common Stock at the time the option was granted exceeded the option price (i.e., 15% of such fair market value), or (2) the amount by which the fair market value of the Common Stock at the time of the participant's death exceeded the option price.

The foregoing discussion is only a general summary of the federal income tax consequences of a purchase of Common Stock under the Plan and the subsequent disposition of shares received pursuant to such purchases. A participant should consult his or her own tax advisor to determine the tax consequences of any particular transaction.

The state income tax treatment of purchasing and selling the shares under the Plan will vary depending upon the state in which a participant resides. If the participant is a resident of, or is employed in, a country other than the United States, the participant may be subject to taxation in that country in addition to or instead of the United States federal income taxes. A participant should consult his or her own tax advisor regarding the tax consequences and compliance requirements of any particular transaction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER.


PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending October 31, 2000 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1993. During fiscal year 1999, PricewaterhouseCoopers LLP served as the Company's independent accountants and provided certain tax and consulting services. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be available to respond to appropriate questions.

VOTE REQUIRED. Stockholders are not required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Company's Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 7, 2000 by (i) all those known by the Company to own more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors and nominees; (iii) each executive officer named in the Summary Compensation Table; and (iv) all Directors and executive officers of the Company as a group.

                                                                            Beneficial Ownership
                                                          -------------------------------------------------------
                                                                                          Approximate Percent
Name and Address (1)                                           Number of Shares                 of Total
--------------------                                           ----------------                 --------
Irwin J. Gruverman.....................................           475,600 (2)                     6.9%
L. Michael Cutrer......................................           575,667 (3)                     8.4
Alan I. Edrick.........................................            68,334 (4)                       *
Larry Berkin...........................................           389,200 (5)                     5.7
Dr. Allan M. Green.....................................           101,000 (6)                     1.5
Michael C. Lee.........................................           205,950 (7)                     3.0
Frontier Capital Management Co., Inc...................           410,370                         6.0
     99 Summer Street
     Boston, MA  02110
Mentor Corporation.....................................           375,000                         5.5
     5425 Hollister Avenue
     Santa Barbara, CA 93111
All directors and executive officers as a group (6
persons)                                                        1,815,751                        25.5

-------------------------

*Denotes less than 1%

(1) This table is based upon information supplied by officers, directors, and principal stockholders of the Company and by Schedules 13D and 13G filed with the SEC. Except where indicated, the address of each five percent stockholder is c/o the Company, 20200 Sunburst Street, Chatsworth, CA 91311. Applicable percentages are based on 6,836,537 shares of Company Common Stock outstanding, adjusted as required.
(2) Includes 36,000 shares held by G&G Diagnostics Limited Partnership, a Delaware limited partnership, of which the reporting person is the sole general partner and 40,000 shares subject to outstanding options which are immediately exercisable. Excludes 30,000 shares owned by the reporting person's spouse, as to which the reporting person disclaims beneficial ownership.
(3) Includes 250,667 shares subject to outstanding options which are deemed exercisable. Excludes 7,500 shares owned and 30,750 shares subject to outstanding options which are deemed exercisable and which are held by the reporting person's spouse, over which he disclaims beneficial ownership.
(4) Consists of 68,334 shares subject to outstanding options which are deemed exercisable.
(5) Includes 262,200 shares in investment funds to which the reporting person is trustee. Includes 24,000 shares held by the reporting person for his minor sons. Also includes 32,500 shares subject to outstanding options which are deemed exercisable. Excludes 1,700 shares owned by reporting person's spouse, as to which reporting person disclaims beneficial ownership.
(6) Includes 32,500 shares subject to outstanding options which are deemed exercisable.
(7) Includes 40,000 shares subject to outstanding options which are deemed exercisable.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's executive officers for the fiscal year ended October 31, 1999 and the two previous years.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                              Annual Compensation                    Compensation Awards
                              -----------------------------------------------------  -------------------
                                                                      Other Annual       Securities
          Name and                                                    Compensation       Underlying            All Other
     Principal Position       Year      Salary ($)      Bonus ($)         ($)           Options/SARS        Compensation (3)
     ------------------       ----      ----------     ----------         ---           ------------        ----------------
L. Michael Cutrer...........  1999        195,000        75,000         22,154 (1)         125,000               2,118
     Chief Executive Officer  1998        120,962        25,000          8,654 (1)          30,000               1,562
                              1997         95,000            --          6,942 (1)         150,000               1,547

Alan I. Edrick..............  1999        122,500        30,000             --              71,000               2,324
     Chief Financial Officer  1998         47,500 (2)        --             --              60,000                  --

-----------------

(1)      Represents payment for Mr. Cutrer's accrued, but unused, vacation days.
(2)      Hired May 18, 1998.
(3) Consists of the Company's contribution to such executive officer's 401(k) plan and Company paid life insurance premiums.

The following table sets forth information on option grants in fiscal 1999 to each of the named executive officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 Number of
                                Securities        % of Total Options/SARs     Exercise
                            Underlying Options/     Granted to Employees     Price Per     Expiration      Grant Date
          Name                SARS Granted(1)         in Fiscal Year         Share ($)        Date      Present Value (3)
          ----                ---------------         --------------         ---------        ----      -----------------
L. Michael Cutrer.........        55,000                  29.7%                6.25         5/06/09         138,750
                                  70,000(2)                                    6.13         3/19/09         171,500

Alan I. Edrick............        36,000                  16.8%                6.25         5/06/09          90,360
                                  35,000(2)                                    6.13         3/19/09          85,750

-------------

(1) These options were granted at the fair market value on the date of grant determined pursuant to the Amended and Restated 1996 Stock Option Plan.
(2)      Represents a bonus for fiscal 1998 performance.
(3) Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 40%, risk-free interest rate of 5.2% and an expected life of 5 years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options.

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended October 31, 1999 by the Company's executive officers and the fiscal year-end value of unexercised options as of October 31, 1999.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                             Number of Securities            Value of Unexercised
                                                            Underlying Unexercised         In-the-Money Options at
                            Shares                           Options at 10/31/99                 10/31/99(1)
                           Acquired         Value        ----------------------------    ----------------------------
         Name            on Exercise       Realized      Exercisable    Unexercisable    Exercisable    Unexercisable
         ----            -----------       --------      -----------    -------------    -----------    -------------
L. Michael Cutrer....           --              --           203,334         101,666       $1,377,086       $323,540

Alan I. Edrick.......           --              --            41,667          89,333          197,293        347,707

-------------------------

(1) Calculated upon the difference between the exercise price and the fair market value at fiscal year-end.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Green (Chairman), Gruverman, Lee and Berkin, the Company's non-employee directors. Mr. Gruverman currently holds more than 5% of the Company's common stock. See "Security Ownership of Certain Beneficial Owners and Management."

Mr. Gruverman serves as a member of the Board of Directors of Theseus Imaging Corp., and Dr. Green serves as Chairman of the Board of Directors and President of Theseus Imaging Corp.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the Company to meet its business objectives, and (2) to motivate the Company's executives to enhance long-term stockholder value.

The executive compensation program provides an overall level of compensation which is competitive relative to the marketplace. The Committee develops its executive compensation program with reference to current comprehensive data available regarding enterprises in the biomedical market. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the Company and the particular individual.

EXECUTIVE OFFICER COMPENSATION

The Company's executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options.

BASE SALARIES. An executive officer's base salary is determined by evaluating the responsibilities of the position held and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications and responsibilities at other similarly situated companies.

BONUSES. The Company pays bonuses to its executive officers based primarily upon the Company's performance during the year, the performance of each executive officer and compensation survey information for executives employed within the Company's market segment. At the end of fiscal year 1999, the Committee certified that the Company's performance targets had been achieved and, accordingly, incentive bonuses could be paid. In determining the actual incentive bonus amount paid to each executive officer, the Committee considered several factors including, Company revenue and earnings growth, return on equity, and non-financial performance relating to overall Company improvements.

STOCK OPTIONS. The general purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the Company's stockholders. Additionally, long-term awards provide executive officers with an incentive to achieve superior performance over time and foster the retention of key management personnel. In determining stock option grants, the Committee bases its decision on each individual's performance and potential to improve stockholder value.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

L. Michael Cutrer's compensation is determined pursuant to the principles noted above. Specific consideration is given to Mr. Cutrer's responsibilities and experience in the industry and compensation packages awarded to chief executive officers of other comparable companies.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. Performance based compensation tied to the attainment of specific goals is excluded from the limitation. Based on fiscal year 1999 compensation levels, no such limits on the deductibility of compensation applied to any officer of the Company.

                                              COMPENSATION COMMITTEE

                                              Dr. Allan M. Green
                                              Irwin J. Gruverman
                                              Michael C. Lee
                                              Larry Berkin

                             STOCK PERFORMANCE GRAPH

The graph below shows the five-year cumulative total stockholder's return assuming the investment of $100 on October 31, 1994 (and the reinvestment of dividends thereafter) in each of the Company's Common Stock, the Nasdaq Composite index and the Nasdaq Medical Devices index.

                                   [GRAPH]

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings; nor are such Report or Graph to be incorporated by reference into any future filings.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Exchange Act, who fail to timely file reports of beneficial ownership and changes in beneficial ownership of Common Stock or other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended October 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

PRACSYS TRANSACTION

On February 6, 1998, the Company entered into agreements with PracSys Corp., a Massachusetts corporation ("PracSys"), pursuant to which PracSys would (i) manufacture and sell to the Company two particle accelerators (the "Systems") to be used in the production of certain isotopes, which the Company intends to utilize in connection with its new Palladium-103 product line, and (ii) operate the Systems to produce required isotopes for an initial two-year period. Irwin
J. Gruverman, the Company's Chairman, who was at that time Chairman of the Board of Directors and directly or indirectly a significant stockholder of both the Company and PracSys, was instrumental in introducing the parties but was not involved in the negotiation or approval of the agreements. The agreements were negotiated between the parties on an arms-length basis.

In addition, the contract called for PracSys to receive a service fee and a royalty on the Company's sales of products which incorporate isotopes produced using the Systems. Furthermore, the Company and PracSys entered into an Exclusivity and Purchase Agreement pursuant to which the Company received certain exclusivity rights with regard to the PracSys technology. Pursuant to the Exclusivity Agreement, PracSys also issued to the Company an aggregate of 140,150 shares of PracSys Common Stock, which was equal to approximately 5% of PracSys' total outstanding shares on a fully-diluted basis. In addition, PracSys granted the Company a pre-emptive right in the event of certain pre-initial public offering private financing and a three-year warrant to purchase PracSys Common Stock equal to 5% of the number of shares of Common Stock issued in an initial public offering.

Although the Company made payment in full, PracSys has failed to complete the machines. After the Company demanded that PracSys turn over the uncompleted machines in accordance with the purchase contract, PracSys initiated a mediation proceeding. As a result of the failure of mediation, PracSys initiated an arbitration proceeding against the Company on the basis of claims of breach of contract, breach of fiduciary duty, and unfair and deceptive trade practices. The Company has vigorously denied and defended against PracSys' claims, and has also asserted counterclaims against PracSys for breach of contract and fraud and misrepresentation in connection with PracSys' failure to complete the machines. The arbitration proceeding between the Company and PracSys is currently in process.

THESEUS TRANSACTION

On October 21, 1999, the Company entered into an Agreement and Plan of Merger by and among the Company, NASI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, Theseus Imaging Corporation ("Theseus") and certain stockholders and officers of Theseus (the "Merger Agreement"). Dr. Allan M. Green, a director of the Company, is the Chairman of the Board of Directors, President and a significant stockholder of Theseus. Irwin J. Gruverman, Chairman of the Board of the Directors of the Company, is a director and significant stockholder of Theseus. Dr. Green and Mr. Gruverman took no part in the deliberations of the Company's Board of Directors with respect to the proposed Theseus transaction, which actions were approved by a unanimous vote of the disinterested members of the Company's Board.

Pursuant to the Merger Agreement, (a) the Company will pay the holders of Theseus common stock and stock options total consideration of up to 200,000 shares of the Company's common stock, consisting of the Company's Common Stock and options (in each case valued for purposes of this transaction at $15.00 per share), and (b) commissions on Theseus' products. Pending completion of the transaction, the Company anticipates advancing Theseus up to $6 million in operating funds to be used towards the completion of phase II activities for Apomate-TM-, and for other operating and research purposes. Advances made prior to closing will be in the form of convertible notes secured by Theseus' intellectual property.

The consummation of the transactions contemplated in the Merger Agreement is subject to the satisfaction of certain conditions, including, but not limited to, satisfactory completion of due diligence, receipt of a financial fairness opinion by a qualified third party expert, receipt of an opinion by a qualified third party expert as to the technological and market opportunities of the pre-merger products and results of certain clinical trials being satisfactory to the Company.

                                OTHER INFORMATION

The Company's Annual Report for the fiscal year ended October 31, 1999 is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the Company and its directors, officers and employees may also solicit proxies personally, by telephone or other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

Proposals of security holders intended to be presented at the 2001 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Company for inclusion in the proxy relating to that meeting (expected to be mailed in February, 2001) no later than October 21, 2000.

Notice of stockholder matters intended to be submitted at the 2001 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by January 2, 2001.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to North American Scientific, Inc., Attn: Investor Relations, 20200 Sunburst Street, Chatsworth, California 91311.

                                              By order of the Board of Directors

                                              /s/ L. Michael Cutrer

                                              L. Michael Cutrer
                                              PRESIDENT
Dated: February 21, 2000

                                   EXHIBIT A

                         NORTH AMERICAN SCIENTIFIC INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN



                                   ARTICLE I


INTRODUCTION

1.01 PURPOSE OF THE PLAN. The North American Scientific Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of North American Scientific Inc. (the "Company") and its Eligible Subsidiary Corporations (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.


                                  ARTICLE II


DEFINITIONS

2.01 "COMPENSATION" shall mean the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or any Eligible Subsidiary Corporation to a participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances, nonqualified deferred compensation and compensation paid in a form other than cash.

2.02   "COMMITTEE" shall mean the individuals described in Article XI.

2.03 "ELIGIBLE SUBSIDIARY CORPORATION" shall mean any present or future corporation which (i) is or becomes a "subsidiary corporation" of North American Scientific Inc., as that term is defined in Section 424 of the Code, and (ii) is designated as a participating employer in the Plan by the Committee on Schedule 2.03 hereto.

2.04 "EMPLOYEE" shall mean any person, including an officer, who is customarily employed by the Company or any Eligible Subsidiary Corporation for at least twenty (20) hours per week and more than five
       (5) months in a calendar year.

2.05 "OPTION" shall mean the right to purchase shares of Common Stock from the Company at a price per share equal to the option price, as determined under Section 6.02 below.

2.06 "PLAN REPRESENTATIVE" shall mean any person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the Plan.

                                 ARTICLE III


ELIGIBILITY AND PARTICIPATION

3.01 INITIAL ELIGIBILITY. Each Employee who shall have completed six consecutive months of employment with the Company or any corporation or entity acquired by the Company or any Eligible Subsidiary Corporation and shall be employed by the Company or any Eligible Subsidiary Corporation on the date his or her participation in the Plan is to become effective shall be eligible to participate in Offerings (as defined below) under the Plan which commence after such six-month period has concluded. Persons who are not Employees shall not be eligible to participate in the Plan.

3.02 RESTRICTIONS ON PARTICIPATION. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the Plan:

       (a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

       (b) which permits such Employee's rights to purchase stock under all Employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such option is granted) for each calendar year in which such Option is outstanding at any time.

3.03 COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date (as defined below) for the next following Offering. Payroll deductions for a participant shall commence on the next following Offering Commencement Date after the Employee's authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the participant's earlier termination of participation in the Plan. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant's earlier termination of participation in the Plan pursuant to Article VIII below.


                                  ARTICLE IV


STOCK SUBJECT TO THE PLAN AND OFFERINGS

4.01 STOCK SUBJECT TO THE PLAN. Subject to the provision of Section 12.04 of the Plan, the Company's Board of Directors shall reserve initially for issuance under the Plan an aggregate of three hundred thousand shares (300,000) shares of the Company's common stock (the "Common Stock"), which shares shall be authorized but unissued shares of Common Stock. The Company's Board of Directors may from time to time reserve additional shares of authorized and unissued Common Stock for issuance pursuant to the Plan; provided, however, that at no time shall the number of shares of Common Stock reserved be greater than permitted by applicable law. Shares of Common

       Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases.

4.02 OFFERINGS. Except as described below with respect to the first year the Plan is in effect, the Plan will be implemented by two annual offerings of the Company's Common Stock each calendar year (the "Offerings"). In each year that the Plan is in effect, the first Offering will begin on January 1 and end on June 30, the second Offering will begin on July 1 and end on December 31. The first day of each Offering shall be deemed the "Offering Commencement Date" and the last day the "Offering Termination Date" for such Offering. The Committee reserves the right to change the duration and frequency of offering periods without prior shareholder approval.


                                  ARTICLE V


PAYROLL DEDUCTIONS

5.01 AMOUNT OF DEDUCTION. The form described in Section 2.03 will permit a participant to elect payroll deductions (after tax withholding) of zero percent (0%) or any whole percentage from one percent (1%) through fifteen percent (15%) of such participant's Compensation for each pay period during an Offering.

5.02 PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to an account established for such participant under the Plan. A participant may not make any separate cash payment into such account.

5.03 CHANGES IN PAYROLL DEDUCTIONS. A participant may reduce or increase future payroll deductions (within the limits described in Section 5.01) by filing with the Plan Representative a form provided by the Company for such purpose. Such a reduction or increase in future payroll deductions may only be performed once per participant during an Offering. The effective date of any increase or reduction in future payroll deductions will be the first day of the next pay period succeeding processing of the change form.

5.04 WITHHOLDING. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deduction or benefits attributable to sale or early disposition of Common Stock by the Employee.


                                  ARTICLE VI


GRANTING OF OPTION

6.01 NUMBER OF OPTION SHARES. On the Offering Commencement Date, each participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock on the Offering Termination Date equal to (i) that percentage of the Employee's Compensation which the Employee has elected to have withheld (but not in any case in excess of

       15%) multiplied by (ii) the Employee's Compensation during the Offering then divided by (iii) the applicable Option Price determined as provided in Section 6.02 below.

6.02 OPTION PRICE. The option price of stock purchased with payroll deductions made during any Offering (the "Offering Price") for a participant therein shall be the lesser of:

       (a) 85% of the closing price of the stock on the Offering Commencement Date for such Offering or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

       (b) 85% of the closing price on the Offering Termination Date for such Offering or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on each such date, as determined on such basis as shall be established or specified for the purpose by the Committee.


                                ARTICLE VII


EXERCISE OF OPTION

7.01 AUTOMATIC EXERCISE. Each Plan participant's option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the time will purchase at the applicable Option Price (but not in excess of the number of shares for which outstanding options have been granted to the participant pursuant to Section 6.01).

7.02 FRACTIONAL SHARES. Fractional shares of Common Stock will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded pursuant to Section 8.01, will be held for the purchase of Common Stock in the next following Offering, without interest.

7.03 EXERCISE OF OPTIONS. During a participant's lifetime, options held by such participant shall be exercisable only by such participant and is not transferable by such participant.

7.04 DELIVERY OF STOCK. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant in such Offering, as appropriate, the shares of Common Stock purchased therein upon exercise of such participant's option. The Company may deliver such shares in certificated or book entry form, at the Company's sole election.

7.05 STOCK TRANSFER RESTRICTIONS. The Plan is intended to satisfy the requirements of Section 423 of the Code. A participant will not obtain the tax benefits of Section 423 of the Code if such participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the Offering Commencement Date or within one (1) year from the date such Common Stock is purchased by the participant, whichever is later (the "Notice Period."). Each participant shall notify the Committee if the participant disposes of any of the shares purchased during an Offering pursuant to this Plan if such disposition occurs within the Notice Period. Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice

       Period. The Company may, at any time during the Notice Period, place a legend or legends or any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.


                                ARTICLE VIII


WITHDRAWAL/TERMINATION OF PARTICIPATION

8.01 IN GENERAL. A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation during such Offering or thereafter, unless and until such participant elects to resume participation in the Plan by providing written notice to the Plan Representative pursuant to Section 3.03, above. A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Schedule 8.01 to this Plan. If the participant elects not to withdraw all (but not less than all) of his or her payroll deductions credited to his or her account, the Employee's funds in his or her account will be considered suspended and will be used to purchase the Company's Common Stock on the next Offering Termination Date and no further payroll deductions will be made under the Plan. If the participant elects to withdraw all (but not less than all) of his or her payroll deductions credited to his or her account, all of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the current Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering. If a participant withdraws from an Offering, payroll deductions shall not resume at the beginning of the succeeding Offering unless the participant delivers to the Company a new subscription agreement.

8.02 EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal from any Offering will not have any effect upon such participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible. An approved leave of absence of less than ninety days shall not be treated as a termination of employment.

8.03 TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering but not yet used to exercise the option shall be returned to such participant, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.01, and his or her participation in the Plan shall be deemed to be terminated.


                                 ARTICLE IX


INTEREST

9.01 PAYMENT OF INTEREST. No interest will be paid or allowed on any money paid into the Plan or credited to the account of or distributed to any participant Employee.

                                  ARTICLE X


STOCK

10.01 PARTICIPANT'S INTEREST IN OPTION STOCK. No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section
       7.01 above.

10.02 REGISTRATION OF STOCK. Shares of Common Stock purchased by a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Representative prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.03 RESTRICTIONS ON EXERCISE. The Board of Directors may, in its discretion, require as condition to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

       (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

       (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.


                                 ARTICLE XI


ADMINISTRATION

11.01 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed.

11.02 AUTHORITY OF BOARD. Subject to the express provisions of the Plan, the Board shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Board's determination of the foregoing matters shall be conclusive. The Board may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including but not limited to employing a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

                                 ARTICLE XII


MISCELLANEOUS

12.01 DESIGNATION OF BENEFICIARY. A participant may file with the Plan Representative a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Representative. Upon the death of a participant and receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and subject to Article VIII, above, concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a participant lacking a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the participant under the Plan.

12.02 TRANSFERABILITY. Neither payroll deductions credited to any participant's account nor any option or rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01.

12.03 USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

12.04  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

       (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Option Price or Prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No such adjustments shall be made for or in respect of stock dividends. For purposes of this paragraph, any distribution of shares of Common Stock to shareholders in an amount aggregating 20% or more of the outstanding shares of Common Stock shall be deemed a stock split, and any distribution of shares aggregating less than 20% of the outstanding shares of Common Stock shall be deemed a stock dividend.

       (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporation as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.

12.05 AMENDMENT AND TERMINATION. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company, alter (i) the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 12.04 above) or (ii) the class of employees eligible to receive options under the Plan, other than to designate additional Eligible Subsidiary Corporations; and provided further, however, that no termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Employee under such option.

12.06 TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company, provided that stockholder approval occurs within one year of the adoption of this Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
       Section 12.05 herein.

12.07 NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary Corporation, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary Corporation's right to terminate, or otherwise modify, any employee's employment at any time.

12.08 REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

12.09 COMPANY POLICY PROHIBITING INSIDER TRADING. Nothing in this Plan shall be construed to replace, supersede, nullify, amend, or eliminate the Company's "Statement of Policy Requiring Confidentiality and Prohibiting `Insider Trading.'" Accordingly, all participants in the Plan shall be prohibited from trading in Company Common Stock during the period commencing on the twenty-fifth day of the last month of each calendar quarter and through the second business day following the public release of such prior quarter's earnings results.

12.10 EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

12.11 GOVERNING LAW. The law of the State of California will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.

                         NORTH AMERICAN SCIENTIFIC, INC.
                              20200 SUNBURST STREET
                              CHATSWORTH, CA 91311

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints L. Michael Cutrer and Irwin J. Gruverman, and each of them, attorney and proxy to represent the undersigned at the 2000 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") to be held at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 at 10:00 a.m. local time, on Friday, March 24, 2000, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1.     ELECTION OF DIRECTORS
       FOR all nominees listed below
       (unless name of nominee is                WITHHOLD AUTHORITY      / /
       crossed out)  / /

       Irwin J. Gruverman     L. Michael Cutrer   Larry Berkin
       Dr. Allan M. Green     Michael C. Lee

2. FOR approval of the Company's 2000 Employee Stock Purchase Plan and the reservation of 300,000 shares of Common Stock for the issuance thereunder.
       FOR      / /               AGAINST   / /               ABSTAIN   / /

3. FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending October 31, 2000.
       FOR      / /               AGAINST   / /               ABSTAIN   / /

4. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to February 21, 2000)

         Management recommends your vote FOR all proposals.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF 300,000 SHARES OF COMMON STOCK FOR ISSUANCE AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 4.

         Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated February 21, 2000, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 1999.

Dated: __________________, 2000.

                                    --------------------------------------------

                                    --------------------------------------------
                                    (SIGNATURE OF STOCKHOLDER)

                                    WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE TITLE. EACH JOINT OWNER IS REQUESTED TO
                                    SIGN. IF A CORPORATION OR PARTNERSHIP,
                                    PLEASE SIGN BY AN AUTHORIZED OFFICER OR
                                    PARTNER. PLEASE SIGN IN THE SAME MANNER AS
                                    YOUR CERTIFICATE(S) IS (ARE) REGISTERED.

  PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.